EXHIBIT 99.2

2014
Fourth Quarter/Full Year
Earnings Supplement

The enclosed summary should be read in conjunction with the text and statistical tables included in American Express Company’s (the “Company” or “AXP”) Fourth Quarter 2014 Earnings Release.

This presentation contains certain forward-looking statements that are subject to risks and uncertainties and speak only as of the date on which they are made. Important factors that could cause actual results to differ materially from these forward-looking statements, including the Company’s financial and other goals, are set forth on pages 13-14 of this Supplement, in the Company’s 2013 Annual Report to Shareholders, in its 2013 Annual Report on Form 10-K, in its Quarterly Report on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014 and in other reports on file with the Securities and Exchange Commission. In addition, certain calculations included within this supplement constitute non-GAAP financial measures and may differ from the calculations of similarly titled measures by other companies.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2014 OVERVIEW

FINANCIAL RESULTS
•	The Company reported $1.4B of net income in Q4’14, compared to $1.3B in Q4’13. This resulted in diluted EPS attributable to common shareholders of $1.39 per share, an increase of 15% from $1.21 a year ago.

•	Total revenues net of interest expense were up 7% compared to Q4’13. The quarter included a pretax gain of $719MM ($453MM after tax) from the sale of the Company’s investment in Concur. The prior-year period included the revenue from the Company’s business travel operations, which were deconsolidated as a result of the business travel joint venture transaction that closed June 30, 2014. Excluding business travel revenues from Q4’13 and the Concur gain, adjusted revenue growth was 3% in Q4’14,1 and 5% on an FX adjusted basis.2

•	Q4’14 return on average equity (“ROE”) was 29.1%.

BUSINESS METRICS
•	Worldwide billed business of $268.5B increased 6% on a reported basis and 8% on an FX adjusted basis, compared to Q4’13.

•	Worldwide Card Member loan balances of $70.4B increased 5% from $67.2B a year ago, reflecting higher Card Member spending levels, partially offset by an increase in paydown rates.

•	Worldwide lending write-off rates improved versus the prior year and last quarter to be at or near historical lows. The Company’s fourth quarter worldwide net lending write-off rate3 was 1.4%, as compared to 1.5% in Q3’14 and 1.6% in Q4’13.

				Percentage
	Quarters Ended		Percentage	Inc/(Dec)
	December 31,		Inc/(Dec)	FX Adjusted2
	2014	2013

Card billed business4 (billions):
United States	$182.5	$169.1	8%
Outside the United States	86.0	84.9	1	9%
Total	$268.5	$254.0	6	8
Total cards-in-force (millions):
United States	54.9	53.1	3
Outside the United States	57.3	54.1	6
Total	112.2	107.2	5
Basic cards-in-force (millions):
United States	42.6	41.1	4
Outside the United States	47.0	44.0	7
Total	89.6	85.1	5
Average basic Card Member spending5 (dollars):
United States	$4,686	$4,507	4
Outside the United States	$3,547	$3,729	(5)	3
Total	$4,377	$4,292	2	4

1
Adjusted revenue growth is a non-GAAP measure and excludes the gain on the sale of the Concur investment in Q4’14 and revenue from the Company’s business travel operations in Q4’13 from total revenues net of interest expense. Adjusted revenue growth does not exclude other business travel-related items, including transaction-related costs, the equity earnings from the joint venture in Q4’14, and impacts related to a transition services agreement that will phase out over time. Management believes adjusted revenue growth is useful in evaluating the ongoing operating performance of the Company. See Annex 1 for a reconciliation to total revenues net of interest expense on a GAAP basis.

2
As reported in this Earnings Supplement, FX adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (e.g., assumes the foreign exchange rates used to determine results for the three months ended December 31, 2014 apply to the period(s) against which such results are being compared).  The Company believes the presentation of information on an FX adjusted basis is helpful to investors by making it easier to compare the Company's performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

3	Rate reflects principal losses only. Net write-off rates including interest and/or fees are included in the Company’s Fourth Quarter 2014 Earnings Release, selected statistical tables.
4	For additional information about discount rate calculations and billed business, please refer to the Company’s Fourth Quarter 2014 Earnings Release, selected statistical tables.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2014 OVERVIEW

Additional Billed Business Statistics:
(Growth vs. Q4’13)
		Percentage
	Percentage	Inc/(Dec)
	Inc/(Dec)	FX Adjusted6
Worldwide7
Total Billed Business	6%	8%
Proprietary billed business	5	7
GNS billed business8	8	15
Airline-related volume (8% of worldwide billed business)	1	4
U.S.7
Billed Business	8
Proprietary consumer card billed business 9	7
Proprietary small business billed business9	10
Proprietary corporate services billed business10	8
T&E-related volume (23% of U.S. billed business)	6
Non-T&E-related volume (77% of U.S. billed business)	9
Airline-related volume (7% of U.S. billed business)	1
Outside the U.S.7
Billed Business	1	9
Japan, Asia Pacific & Australia (“JAPA”) billed business	7	14
Latin America & Canada (“LACC”) billed business	(7)	3
Europe, Middle East, & Africa (“EMEA”) billed business	1	9
Proprietary consumer and small business billed business11	(4)	3
JAPA billed business	(2)	6
LACC billed business	(14)	(7)
EMEA billed business	2	9
Proprietary corporate services billed business10	(1)	7

5	Proprietary card activity only.
6	See Note 2, page 1.
7	Captions not designated as “proprietary” or “GNS” include both proprietary and Global Network Services (“GNS”) data.
8	Included in Global Network and Merchant Services (“GNMS”).
9	Included in U.S. Card Services (“USCS”).
10	Included in Global Commercial Services (“GCS”).
11	Included in International Card Services (“ICS”).

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2014 OVERVIEW

Consolidated Statement of Income

(Preliminary)	Quarters Ended		Percentage Inc/(Dec)
(Millions, except percentages and per share amounts)	December 31,
	2014	2013
Revenues
Non-interest revenues
Discount revenue	$4,987	$4,869	2%
Net card fees	671	673	0
Travel commissions and fees	91	491	(81)
Other commissions and fees	624	626	0
Other	1,310	569	#
Total non-interest revenues	7,683	7,228	6
Net interest income	1,424	1,319	8
Total revenues net of interest expense	9,107	8,547	7
Provisions for losses
Charge card	198	174	14
Card Member loans	341	290	18
Other	43	15	#
Total provisions for losses	582	479	22
Total revenues net of interest expense after provisions for losses	8,525	8,068	6

Expenses
Marketing and promotion	913	809	13
Card Member rewards	1,881	1,717	10
Card Member services and other	203	188	8
Salaries and employee benefits	1,607	1,489	8
Professional services	768	830	(7)
Occupancy and equipment	446	510	(13)
Communications	98	97	1
Other, net	384	448	(14)
Total	6,300	6,088	3

Pretax income	2,225	1,980	12
Income tax provision	778	672	16
Net Income	$1,447	$1,308	11

Net income attributable to common shareholders12	$1,436	$1,297	11

Earnings Per Common Share — Basic
Net Income attributable to common shareholders	$1.40	$1.22	15

Earnings Per Common Share — Diluted
Net Income attributable to common shareholders	$1.39	$1.21	15
Average Shares Outstanding
Basic	1,028	1,067	(4)
Diluted	1,033	1,073	(4)

# denotes a variance of more than 100%.

12	Represents net income less earnings allocated to participating share awards of $11MM for each of the three months ended December 31, 2014 and 2013.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2014 OVERVIEW

•
Discount Revenue: Increased 2%, reflecting 6% growth in billed business volumes, partially offset by a decrease in the average discount rate, increases in cash rebate rewards, and incentives earned by corporate clients and other customers, and faster growth in GNS billings than in overall Company billings.

-	The average discount rate13 of 2.45% in Q4’14 decreased by 3 bps compared to 2.48% in Q4’13. The decrease was driven by the timing of certain contract signings and payments to merchant partners, changes in industry mix, and the growth of the OptBlue program, partially offset by the decline in Costco Canada merchant volume. As indicated in prior quarters, changes in the mix of spending by location and industry, volume-related pricing discounts, strategic investments, certain pricing initiatives, competition in the market, pricing regulation (including regulation of competitors’ interchange rates) and other factors will likely result in continued erosion of the average discount rate over time.

•	Net Card Fees: Remained flat versus Q4’13 and increased 4% on an FX adjusted basis14, reflecting growth in basic cards-in-force in USCS and ICS.

•	Travel Commissions and Fees: Decreased 81% to $91MM, as the revenues from business travel are no longer consolidated in the income statement. Please see Other Items of Note for further detail.

•	Other Commissions and Fees: Remained flat versus Q4’13 and increased 5% on an FX adjusted basis15, driven by higher delinquency fees and Loyalty Partner revenue.

•	Other Revenues: Increased to $1.3B from $0.6B, primarily driven by the $719MM pretax gain related to the sale of the Company’s investment in Concur as well as revenues received for transitional services provided to the business travel joint venture, partially offset by a prior-year gain of $36MM related to the sale of investment securities in ICBC.

•	Net Interest Income: Increased 8% versus Q4’13, reflecting a 5% increase in average Card Member loans and lower funding costs compared to Q4’13. Net interest income divided by average loans was 8.4% and worldwide net interest yield, a non-GAAP measure, was 9.3% in both Q4’14 and Q4’13.16

•	Charge Card Provision for Losses: Increased 14% due to a reserve build in the current quarter versus a small reserve release a year ago, partially offset by lower write-offs.

-	Worldwide Charge Card:

	Q4'14	Q3’14	Q4'13
USCS Net write-off rate17	1.4%	1.5%	1.5%
ICS Net write-off rate18	1.8%	1.9%	--
GCS Net loss ratio as a % of charge volume	0.08%	0.09%	0.08%

USCS 30 days past due as a % of total	1.7%	1.6%	1.6%
ICS 30 days past due as a % of total18	1.3%	1.4%	--
GCS 90 days past billings as a % of total	0.8%	0.8%	0.9%

Worldwide Receivables (billions)	$44.9	$45.1	$44.2
Reserves (millions)	$465	$432	$386
% of receivables	1.0%	1.0%	0.9%

13	See Note 4, page 1.
14	See Note 2, page 1.
15	See Note 2, page 1.
16
See Annex 3 for the calculation of net interest yield on Card Member loans, a non-GAAP measure, and net interest income divided by average loans, a GAAP measure. The Company believes net interest yield on Card Member loans is useful to investors because it provides a measure of profitability of the Company’s Card Member loan portfolio.

17	See Note 3, page 1.
18
Beginning in the first quarter of 2014, as a result of system enhancements, 30 days past due as a % of total, and Net write-off rate (principal only) have been presented for ICS. For historical Net loss ratio as a % of charge volume for ICS, please refer to the Company’s Fourth Quarter 2014 Earnings Release, Selected Statistical tables.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2014 OVERVIEW

•	Card Member Loan Provision for Losses: Increased 18%, due to a reserve build in the current quarter versus a reserve release a year ago, partially offset by lower write-offs.

-	Worldwide Loans:

	Q4'14	Q3’14	Q4’13
Net write-off rate19	1.4%	1.5%	1.6%
30 days past due loans as a % of total	1.0%	1.1%	1.1%

Total Loans (billions)	$70.4	$66.1	$67.2
Reserves (millions)	$1,201	$1,146	$1,261
% of total loans	1.7%	1.7%	1.9%
% of past due	167%	165%	169%

•	Other Provision for Losses: Increased $28MM from Q4’13 to $43MM primarily driven by a merchant-related charge in the quarter.

•	Marketing and Promotion Expense: Increased 13% versus a year ago. The increase reflects the reinvestment of a portion of the Concur gain in growth initiatives.

•	Card Member Rewards Expense: Increased 10%, driven by a $109MM charge related to the Delta Air Lines partnership renewal, predominantly in the USCS segment, as well as higher spend volumes within Membership Rewards and Cobrand products, partially offset by a charge in the prior year period due to an enhancement to the ultimate redemption rate estimation process in countries outside the United States.
-	The Company's Membership Rewards ultimate redemption rate for program participants remained 95% in Q4’14, in line with Q3’14.
•	Card Member Services and Other Expense: Increased $15MM from Q4’13 to $203MM.

•	Salaries and Employee Benefits Expense: Increased 8%, predominantly driven by restructuring charges partially offset by prior-year expenses from business travel that are no longer consolidated in the income statement.

•	Professional Services Expense: Decreased 7%, driven in part by the expenses from business travel that are no longer consolidated in the income statement, as well as due to higher legal fees in the prior year.
•	Occupancy and Equipment Expense: Decreased 13%, predominantly driven by the expenses from business travel that are no longer consolidated in the income statement and due to lower rental and depreciation expenses versus the prior year.
•	Communications Expense: Was $98MM, compared to $97MM in Q4’13.
•	Other, Net Expense: Decreased 14% versus Q4’13 primarily driven by the expenses from business travel that are no longer consolidated in the income statement. In addition, the prior year included an expense related to a merchant litigation settlement in the GNMS segment. These benefits were partially offset by higher fraud expense, primarily due to a benefit from a methodology change in the prior year.

•	Pretax Margin: Was 24.4% of total revenues net of interest expense in Q4’14 compared with 23.2% in Q4’13.

•	Effective Tax Rate: Was 35.0% in Q4’14 compared with 33.9% in Q4’13 driven by the geographic mix of earnings and the resolution of certain prior years’ tax items.

19	See Note 3, page 1.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2014 OVERVIEW

CAPITAL

•	Capital Distribution to Shareholders: During Q4’14, approximately 95% of capital generated was distributed to shareholders through the Company’s quarterly common share dividend and share repurchases.

The Company repurchased 13MM common shares at an average price of $90.55 in Q4’14 versus 10MM common shares at an average price of $83.84 in Q4’13. In Q1’15 the Company is expected to execute its share repurchase program, subject to market conditions and pursuant to its capital plan submitted to the Federal Reserve in January 2014, to repurchase up to $1.0B of common shares. On January 5, 2015, the Company submitted its capital plan to the Federal Reserve, which included additional share repurchases for 2015. The capital plan includes an analysis of performance and capital availability under certain adverse economic assumptions. The capital plan was submitted to the Federal Reserve pursuant to the Federal Reserve’s guidance on dividends and capital distributions. The Company expects a response from the Federal Reserve by March 31, 2015.

Shares Outstanding:

	Millions of Shares
	Q4’14	Q3’14	Q4’13
Beginning of period	1,035	1,046	1,071
Repurchase of common shares	(13)	(13)	(10)
Employee benefit plans, compensation and other	1	2	3
End of period	1,023	1,035	1,064

Capital Ratios: As of December 31, 2014, the Company’s key consolidated capital ratios,20 as calculated under the new U.S. regulatory capital standards, known as Basel III, inclusive of transition provisions, were as follows:

($ in billions)	December 31, 2014
Risk-Based Capital
Tier 1	13.6%
Total	15.6%

Tier 1 Leverage	11.8%
Common Equity Tier 1/Risk Weighted Assets (“RWA”)	13.1%
Total Shareholders' Equity	$20.7
Tangible Common Equity (“TCE”)21/RWA	12.0%

Tier 1 Capital	$18.2
Common Equity Tier 1	$17.5
Tier 2 Capital	$2.6
Total Average Assets22	$154.7
RWA	$133.3
TCE	$16.1

The transition provisions for 2014 under Basel III cause the Company’s reported capital ratios to be higher than they would have been under the prior regulatory standards, known as Basel I. Specifically, the Common Equity Tier 1 and Tier 1 capital ratios would have been approximately 45 bps and 40 bps lower, respectively, under Basel I (approximately 12.7% and 13.2%, respectively23). The largest contributor to the difference is the way intangible assets are being treated and ultimately transitioned in over a five-year period under Basel III.

Had the Basel III rules been fully phased in during Q4’14, the Company estimates that the reported Common Equity Tier 1 and Tier 1 capital ratios would be approximately 85 bps and 90 bps lower, respectively, than the reported transitional Basel III ratios and approximately 40 bps lower versus Basel I. The Supplementary Leverage Ratio would have been approximately 9.4%.23 These ratios are calculated using the standardized approach. The Company is currently taking steps toward implementing the Basel III advanced approaches in the United States.

20	These ratios represent preliminary estimates as of the date of this Earnings Supplement and may be revised in the Company’s December 31, 2014 Form 10-K.
21
Tangible common equity, a non-GAAP measure, excludes goodwill and other intangibles of $3.9B and preferred shares of $0.7B from total shareholders’ equity of $20.7B. The Company believes presenting the ratio of tangible common equity to risk-weighted assets is a useful measure of evaluating the strength of the Company’s capital position.

22	Presented for the purpose of calculating the Tier 1 Leverage Ratio.
23
The Common Equity Tier 1 and Tier 1 capital ratios under Basel I and Fully Phased-in Basel III, and the Supplementary Leverage Ratio are non-GAAP measures. The Company believes the presentation of the capital ratios is helpful to investors by showing the impact of Basel III. The impact of the Basel III rule will change over time based upon changes in the size and composition of the Company’s balance sheet; and the impact for the fourth quarter of 2014 is not necessarily indicative of the impact in future periods. Refer to Annex 2 for a reconciliation of the capital ratios.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2014 OVERVIEW

FUNDING AND LIQUIDITY

•	Funding Activities: During Q4’14, the Company primarily funded its business through deposit-taking and the issuance of unsecured debt and asset-backed securities.

-	Deposits: The Company held the following deposits:

($ in billions)	Dec. 31, 2014	Sept. 30, 2014	Change
U.S. Direct Deposits24	$26.5	$26.6	$(0.1)
U.S. 3rd Party CDs	7.8	6.4	1.4
U.S. 3rd Party Sweep Accounts	9.0	8.9	0.1
Other Deposits	0.2	0.1	0.1
Card Member Credit Balances	0.7	0.7	-
Total	$44.2	$42.7	$1.5

The total portfolio of U.S. retail Certificates of Deposit (“CDs”) issued through the direct deposit and third-party programs had a weighted average remaining maturity of 29.5 months and a weighted average rate at issuance of 1.54%.

-	Unsecured Debt: On December 5, 2014, the Company issued $600MM of subordinated notes with a maturity of ten years and a coupon of 3.625%.

-	Asset-Backed Securitization: On November 19, 2014, the Company issued $1.5B of asset-backed securities from the American Express Credit Account Master Trust (“Lending Trust”) with a maturity of three years consisting of (i) $1.0B of Class A certificates with a coupon of 1.430%, (ii) $500MM of Class A certificates at a rate of 1-month LIBOR plus 29bps and (iii) $16MM of Class B certificates at a rate of 1-month LIBOR plus 45bps.

-	Preferred Share Issuance: On November 10, 2014, the Company issued $750MM of non-cumulative perpetual preferred shares. The shares feature an initial fixed dividend coupon of 5.200% during the first five years and a subsequent floating dividend coupon of 3-month LIBOR plus 3.428%.

-	Secured Borrowing Facilities: The Company maintains a $3.0B committed, revolving, and secured facility issued from American Express Issuance Trust II (“Charge Trust”) and a $2.0B committed, revolving, and secured facility issued from the Lending Trust. As of December 31, 2014, $2.5B was drawn on the Charge Trust facility and $0.0B was drawn on the Lending Trust facility.

-	As of December 31, 2014, the Company held $15.2B of excess cash25 and $0.1B of securities held as collateral26 versus $13.4B of long-term debt and CDs27 maturing over the next 12 months.

-	Funding Plan: The Company’s funding plan for the full year 2015 includes, among other sources, approximately $3B to $9B of unsecured term debt issuance and $3B to $9B of secured term debt issuance. The Company’s funding plans are subject to various risks and uncertainties, such as future business growth, the impact of global economic, political and other events on market capacity, demand for securities offered by the Company, regulatory changes, ability to securitize and sell receivables, and the performance of receivables previously sold in securitization transactions. Many of these risks are beyond the Company’s control.

-	6.80% Subordinated Debentures due 2036: As of December 31, 2014, the Company’s “tangible common equity,” a non-GAAP measure, was $16.1B28 and “total adjusted assets” (which is the same amount as the total consolidated assets as reflected on the Company’s balance sheet) were $159.1B.

24	Direct Deposits primarily includes the Personal Savings® direct deposit program, which consisted of $26.2B from high-yield savings accounts and $0.3B from retail CDs as of December 31, 2014.
25
Includes $22.3B classified as Cash and Cash Equivalents less $0.8B of Commercial Paper outstanding and $6.3B of cash available to fund day-to-day operations. The $15.2B represents cash residing in the United States.

26	Represents off balance sheet securities held as collateral from a counterparty that had not been sold or re-pledged.
27
Reflects the face amount of unsecured term debt; the long-term debt balance on the Company’s consolidated balance sheet includes capitalized leases and certain adjustments which are not included in this balance.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2014 OVERVIEW

OTHER ITEMS OF NOTE

•	Corporate & Other: Net expense reported in Corporate & Other was $262MM in Q4’14 compared with $185MM in Q3’14 and $240MM in Q4’13.
--	The higher net expense compared to Q3’14 was primarily driven by restructuring charges in the current quarter.
--	The higher net expense compared to Q4’13 was primarily driven by restructuring charges in the current quarter, a gain from the sale of investment securities in ICBC in the prior year, partially offset by lower tax expense in the corporate segment during the current quarter.

•	Business Travel Joint Venture Transaction: On June 30, 2014, the Company completed its plans to establish a joint venture for its business travel operations. As a result of the transaction, business travel was deconsolidated, which impacts the Company’s year-over-year growth rates in Travel Commissions and Fees, where a majority of business travel revenue was recorded, and in Operating Expenses,29 where a majority of business travel expense was recorded. The impact to revenues, expenses and pretax income also affects year-over-year growth rates in the GCS segment. The following schedule contains business travel revenues, expenses and pretax income for 2013, as well as the first two quarters of 2014.

$MM		Q2’14	Q1’14	FY 2013	Q4’13	Q3’13
	Total revenues, net of interest	402	339	1,548	405	396
	Provision for losses	(4)	(2)	(5)	(2)	(2)
	Total revenues, net of interest and provision	398	337	1,543	403	394

	Total operating expenses	(335)	(335)	(1,412)	(361)	(335)
	Other expenses	(2)	(1)	(4)	(1)	(1)
	Pretax income	61	1	127	41	58

•	SAP Acquisition of Concur Technologies: In 2008, American Express entered into an operating agreement and made a strategic investment in Concur Technologies, resulting in a 13.5% ownership stake. SAP acquired Concur in December 2014 and the sale of the Company’s investment resulted in a gain of $719MM pretax ($453MM after-tax), which was reflected in Other Revenue within the GCS segment. Our operating agreements with Concur remain outstanding and the Company does not anticipate any immediate changes to this strategic relationship.
•	Restructuring Charge: In Q4’14, the Company took a $313MM restructuring charge ($206MM after-tax) related to actions designed to make the Company more efficient, contain operating expense growth, and, as a result, better enable the Company to invest in new and enhanced products and services. This will help the Company continue to adapt to a fast-changing and increasingly challenging business environment. The table below provides detail on the restructuring charge allocation by segment.

Restructuring Initiatives by Segment
	Three Months Ended
	December 31, 2014
(Millions)	Pretax	After-Tax
U.S. Card Services	$29	$18
International Card Services	110	74
Global Commercial Services	31	21
Global Network and Merchant Services	21	14
Corporate & Other	122	79
Total	$313	$206

•	Delta Air Lines Partnership Extension: On December 11, 2014, the Company announced a multi-year renewal of its exclusive cobrand credit card partnership with Delta, as well as other partnership arrangements, including Membership Rewards, merchant acceptance and travel. In connection with this announcement, the Company recorded a charge of $109MM ($68MM after-tax) in Q4’14. This primarily reflects an increase in the Company’s Membership Rewards balance sheet liability to reflect the estimated impact of an increase in the cost per point that the Company will pay to Delta for previously-earned MR points that are expected to be transferred to Delta SkyMiles in the future. This charge was reflected on the Card Member Rewards expense line within the USCS and GCS segments.

28
As defined in the Subordinated Debentures, the Company’s “tangible common equity” means total shareholders’ equity, excluding preferred stock, of the Company reflected on its consolidated balance sheet prepared in accordance with GAAP as of such fiscal quarter end minus (i) intangible assets and goodwill and (ii) deferred acquisition costs, as determined in accordance with GAAP and reflected in such consolidated balance sheet.

29	Operating Expenses represent salaries and employee benefits, professional services, occupancy and equipment, communications and other, net.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2014 OVERVIEW

EXPANDED PRODUCTS AND SERVICES

During the quarter, American Express continued to invest in growth opportunities through expanded products and services.

In our proprietary issuing and merchant businesses, the Company:
•
Announced a multiyear renewal of its exclusive cobrand Credit Card with Delta Airlines. The deal includes continuation of Delta as a Card-accepting merchant and as a participant in the Membership Rewards® program. In addition, Platinum Card® Members from American Express and Delta Reserve Card Members can continue to utilize the Delta Sky Club, Delta’s network of proprietary airport lounges.

•
Continued its support for the Small Business Saturday movement for the fifth straight year by helping ensure that small businesses across the country and around the world got their holiday season off to a strong start as millions of consumers “shopped small” and made a big impact on local communities. Having originated in the United States, Small Business Saturday has now spread to the U.K., Australia, Israel, Canada, and South Africa.

•
Launched American Express Token Service, a suite of solutions designed to enable card-issuing partners, processors, acquirers and merchants to create a safer online and mobile payments environment for consumers.

•	Added a new Membership Rewards® program relationship with Airbnb. U.S. Card Members enrolled in the Membership Rewards® program can now use Membership Rewards® points for Airbnb eGift cards.
•
Expanded CenturionSM Lounge access to San Francisco International Airport. The Centurion Lounge at SFO is the fourth in a network of lounges across the United States, with locations currently open in McCarran International Airport (LAS) in Las Vegas, Dallas/Fort Worth International Airport (DFW) and New York’s LaGuardia Airport (LGA). The Centurion Lounge in Miami International Airport is also under construction.

•
Continued to sign new merchants around the world to the American Express network. In the United States, In-N-Out Burger, a fast food restaurant with 300 locations across California, Arizona, Texas, Nevada and Utah, now accepts the American Express Card. The Company signed Caminos y Puentes Federales (CAPUFE), Mexico's government toll road service provider. Fusion Retail Brands, Australia’s largest footwear retailer with over 200 locations nationally, now accepts American Express. In Europe, we signed Sibeg – Coca-Cola, the producer and marketer of The Coca-Cola Company drinks in the region of Sicily.

In our Global Network Services (“GNS”) business, the Company:
•	Announced a new merchant acquiring partnership with Bank of Central Asia in Indonesia.
•	Supported GNS partners in launching a wide range of new products, including: the U.S. Bank FlexPerks® Rewards credit cards with U.S. Bank in the U.S.; the Equity Bank American Express® Green Card and the Equity Bank American Express® Gold Card with Equity Bank in Kenya; the Nedbank Greenbacks Shop Card with Nedbank in South Africa; the All World Premier American Express® Card and the All World Optimum American Express® Card with URALSIB Bank in Russia; the American Express® Design Card with Russian Standard Bank in Russia; the Shell easiGO American Express Prepaid Card with Maybank in Malaysia; HanaSK American Express Virtual Pay with HanaSK Card in South Korea; the SPDB E-Go American Express Account with Shanghai Pudong Development Bank in China; and the ICICI Bank Coral American Express® Credit Card with ICICI Bank in India.

In our Enterprise Growth Group, the Company:
•
Partnered with the Brooklyn Nets and Barclays Center to launch a pilot program of the Brooklyn eWallet, a digital payment solution that is directly integrated into the Brooklyn Nets mobile application. The Brooklyn eWallet is built on the American Express Serve platform and allows guests of the Barclays Center to purchase food and drinks directly from their smartphone.

•
Announced a research pilot to study consumer savings behaviors using the American Express Serve software platform. The research pilot can help identify new ways to promote saving and whether certain behavioral interventions are effective in increasing consumer savings. The program will also help inform research at the Consumer Financial Protection Bureau (CFPB).

AMERICAN EXPRESS COMPANY
FULL YEAR 2014 OVERVIEW

FINANCIAL RESULTS
•	Full year 2014 diluted EPS attributable to common shareholders of $5.56 increased 14% from $4.88 last year.

•	Total revenues net of interest expense were up 4% compared to 2013. 2014 included a pretax gain of $719MM ($453MM after-tax) from the sale of the Company’s investment in Concur as discussed above. The prior year included the revenue from the Company’s business travel operations, which were deconsolidated as discussed above. Excluding business travel revenues from Q3’13 and Q4’13 and the Concur gain, adjusted revenue growth was 4% in 2014,30 and 5% on an FX adjusted basis.31

•	ROE was 29.1% compared to 27.8% in 2013.

BUSINESS METRICS

•	Worldwide billed business of $1.0T increased 7% compared with the full year 2013 and represented the first year of over a trillion dollars of spending on the network. Adjusted for the impact of changes in foreign exchange rates, worldwide billings grew 9%.28

•	Worldwide Card Member loan balances of $70.4B increased 5% from $67.2B a year ago, reflecting higher Card Member spending levels, partially offset by an increase in paydown rates.

•	Worldwide credit performance continued to improve modestly, with lending write-off rates at or near historical lows. The Company’s full year 2014 worldwide net lending write-off rate32 was 1.5%, down from 1.8% in 2013.

	Years Ended		Percentage	Percentage Inc
	December 31,		Inc	FX Adjusted28
	2014	2013

Card billed business33 (billions):
United States	$688.1	$637.0	8%
Outside the United States	334.7	315.4	6	10%
Total	$1,022.8	$952.4	7	9
Average basic Card Member spending34 (dollars):
United States	$17,947	$17,211	4
Outside the United States	$14,070	$14,056	-	4
Total	$16,884	$16,334	3	5

30
Adjusted revenue growth is a non-GAAP measure and excludes the gain on the sale of the Concur investment in Q4’14 and revenue from the Company’s business travel operations in Q3’13 and Q4’13 from total revenues net of interest expense. Adjusted revenue growth does not exclude other business travel-related items, including transaction-related costs, the equity earnings from the joint venture in Q3’14 and Q4’14, and impacts related to a transition services agreement that will phase out over time. Management believes adjusted revenue growth is useful in evaluating the ongoing operating performance of the Company. See Annex 1 for a reconciliation to total revenues net of interest expense on a GAAP basis.

31	See Note 2, page 1.
32	See Note 3, page 1.
33	See Note 4, page 1.
34	See Note 5, page 1.

AMERICAN EXPRESS COMPANY
FULL YEAR 2014 OVERVIEW

Additional Billed Business Statistics:
(Growth vs. 2013)

	Percentage	Percentage Inc
	Inc/(Dec)	FX Adjusted35
Worldwide36
Total Billed Business	7%	9%
Proprietary billed business	7	7
GNS billed business37	12	15
Airline-related volume (9% of worldwide billed business)	5	6
U.S.36
Billed Business	8
Proprietary consumer card billed business 38	7
Proprietary small business billed business38	10
Proprietary corporate services billed business39	8
T&E-related volume (26% of U.S. billed business)	6
Non-T&E-related volume (74% of U.S. billed business)	9
Airline-related volume (8% of U.S. billed business)	3
Outside the U.S.36
Billed Business	6	10
JAPA billed business	10	14
LACC billed business	(1)	8
EMEA billed business	7	7
Proprietary consumer and small business billed business40	2	6
JAPA billed business	-	6
LACC billed business	(5)	2
EMEA billed business	9	8
Proprietary corporate services billed business39	3	6

35	See Note 2, page 1.
36	Captions not designated as “proprietary” or “GNS” include both proprietary and GNS data.
37	Included in GNMS.
38	Included in USCS.
39	Included in GCS.
40	Included in ICS.

AMERICAN EXPRESS COMPANY
FULL YEAR 2014 OVERVIEW

Statements of Income

(Preliminary)	Years Ended		Percentage
(Millions, except percentages and per share amounts)	December 31,		Inc/(Dec)
	2014	2013
Revenues
Non-interest revenues
Discount revenue	$19,493	$18,695	4%
Net card fees	2,712	2,631	3
Travel commissions and fees	1,118	1,913	(42)
Other commissions and fees	2,508	2,414	4
Other	2,989	2,274	31
Total non-interest revenues	28,820	27,927	3
Net interest income	5,472	5,047	8
Total revenues net of interest expense	34,292	32,974	4
Provisions for losses
Charge card	792	648	22
Card Member loans	1,138	1,115	2
Other	114	69	65
Total provisions for losses	2,044	1,832	12
Total revenues net of interest expense after provisions for losses	32,248	31,142	4

Expenses
Marketing and promotion	3,320	3,043	9
Card Member rewards	6,931	6,457	7
Card Member services and other	822	767	7
Salaries and employee benefits	6,095	6,191	(2)
Professional services	3,008	3,102	(3)
Occupancy and equipment	1,807	1,904	(5)
Communications	383	379	1
Other, net	891	1,411	(37)
Total	23,257	23,254	-

Pretax income	8,991	7,888	14
Income tax provision	3,106	2,529	23
Net Income	$5,885	$5,359	10

Net income attributable to common shareholders41	$5,839	$5,312	10

Earnings Per Common Share-Basic
Net Income attributable to common shareholders	$5.58	$4.91	14

Earnings Per Common Share-Diluted
Net Income attributable to common shareholders	$5.56	$4.88	14

Average Shares Outstanding
Basic	1,045	1,082	(3)
Diluted	1,051	1,089	(4)

41	Represents net income, less earnings allocated to participating share awards of $46MM and $47MM for 2014 and 2013, respectively.

AMERICAN EXPRESS COMPANY
FULL YEAR 2014 OVERVIEW

•	Discount Revenue: Increased 4%, reflecting 7% growth in billed business volumes, partially offset by a decline in the average discount rate, faster growth in GNS billings than in overall Company billings, and increased cash rebate rewards and corporate client incentives.

-	The average discount rate42 of 2.48% in 2014 decreased by 3 bps compared to 2.51% in 2013. The decrease was driven by certain contract signings and payments to merchant partners, changes in industry mix, and the growth of the OptBlue program.

•	Net Card Fees: Increased 3%, reflecting an increase in proprietary cards-in-force, and slightly higher average card fees in ICS and USCS.

•	Travel Commissions and Fees: Decreased 42% as the revenues from business travel were no longer consolidated in the income statement beginning in Q3’14.

•	Other Commissions and Fees: Increased 4% versus 2013 driven by higher Loyalty Partner revenue and delinquency fees.

•	Other Revenues: Increased 31%, primarily driven by the $719MM Concur gain, revenues received for transitional services provided to the business travel joint venture, and higher revenues from the Loyalty Edge business, partially offset by the loss of revenue from the Publishing business.

•	Net Interest Income: Increased 8% versus 2013, primarily reflecting a 13% decrease in interest expense due to lower funding costs, and a 5% increase in average Card Member loans. Net interest income divided by average loans was 8.3% in 2014 compared to 8.0% in 2013 and worldwide net interest yield, a non-GAAP measure, was 9.3% in both 2014 and 2013.43

•	Charge Card Provision for Losses: Increased 22% due to a reserve build in 2014 versus a reserve release in 2013.

•	Card Member Loan Provision for Losses: Increased 2%, primarily reflecting a smaller reserve release in 2014 than in 2013, partially offset by lower write-offs due to improved credit performance.

•	Other Provision for Losses: Was $114MM compared to $69MM in 2013 due in part to a merchant-related charge in Q4’14.

•	Marketing and Promotion Expense: Increased 9% versus 2013 reflecting the reinvestment of a portion of the gains from the business travel joint venture transaction and the sale of the Company’s investment in Concur in growth initiatives.

•	Card Member Rewards Expense: Increased 7%. Rewards expense increased due to greater MR-related and cobrand spending volumes and a $109M charge related to the Delta Air Lines partnership renewal discussed above, predominantly in the USCS segment. This increase is partially offset by a charge in the prior year due to an enhancement to the ultimate redemption rate estimation process in countries outside the United States.

•	Card Member Services and Other Expense: Increased 7% in part driven by higher Card Member usage and redemption.
•	Salaries and Employee Benefits Expense: Decreased 2%, driven by prior-year expenses from business travel that were no longer consolidated in the income statement beginning in Q3’14, partially offset by restructuring charges.
•	Professional Services Expense: Decreased 3% versus 2013 driven in part because the expenses from business travel were no longer consolidated in the income statement beginning in Q3’14, and lower technology and legal costs in the current year. These impacts were partially offset by transaction costs related to the business travel joint venture transaction.

•	Occupancy and Equipment Expense: Decreased 5%, primarily reflecting lower rental and depreciation costs as well as prior year expenses from business travel that were no longer consolidated in the income statement beginning in Q3’14.

•	Communications Expense: Increased 1%.

42	See Note 4, page 1.
43
See Annex 3 for the calculation of net interest yield on Card Member loans, a non-GAAP measure, and net interest income divided by average loans, a GAAP measure.  The Company believes net interest yield on Card Member loans is useful to investors because it provides a measure of profitability of the Company’s Card Member loan portfolio.

AMERICAN EXPRESS COMPANY
FULL YEAR 2014 OVERVIEW

•	Other, Net Expense: Decreased 37% in 2014 compared to 2013, reflecting the gain from the business travel joint venture transaction in the current year and the merchant litigation settlement in the prior year, as well as prior year expenses from business travel that are no longer consolidated in the income statement. These benefits were partially offset by higher fraud expense, higher non-income tax items in the current year, and the AXP Foundation contribution in Q2’14.
•	Pretax Margin: Was 26.2% of total revenues net of interest expense in 2014 compared with 23.9% in 2013.
•	Effective Tax Rate: Was 34.5% in 2014 compared with 32.1% in 2013. The tax rates in both periods reflect the geographic mix of earnings and the resolution of certain prior years’ tax items.

CAPITAL
•	Capital Distribution to Shareholders: During 2014, approximately 86% of capital generated was distributed to shareholders through the Company’s quarterly common share dividend and share repurchases.

The Company repurchased 49MM common shares at an average price of $89.60 in 2014 versus 55MM common shares in 2013 at an average price of $72.51.

Shares Outstanding:
	Millions of Shares
	2014	2013
Beginning of period	1,064	1,105
Repurchase of common shares	(49)	(55)
Employee benefit plans, compensation and other	8	14
End of period	1,023	1,064

OTHER ITEMS OF NOTE

•	Corporate & Other: Net expense reported in Corporate & Other was $929MM in 2014 compared with $900MM in 2013, driven by restructuring costs and lower gains from the sales of investment securities in ICBC in the current year, partially offset by lower interest costs.

•	Reengineering Charges: 2014 net income reflected $420MM ($277MM after-tax) of reengineering charges, net of revisions, related to the Company’s initiatives, which included the Q4’14 restructuring charge of $313MM ($206MM after-tax) and the Q2’14 restructuring charge of $133MM ($90MM after-tax). The table below shows the full year impact of reengineering costs by segment for 2013 and 2014.

Reengineering Initiatives by Segment

	2014		2013
(Millions)	Pretax	After-Tax	Pretax	After-Tax
U.S. Card Services	$39	$25	$(2)	$-
International Card Services	135	90	2	1
Global Commercial Services	56	38	(3)	(3)
Global Network and Merchant Services	29	19	10	6
Corporate & Other	161	105	29	19
Total	$420	$277	$36	$23

AMERICAN EXPRESS COMPANY
FOURTH QUARTER AND FULL YEAR 2014 OVERVIEW
ANNEX 1

Revenue Net of Interest Adjusted for Global Business Travel and Gain on Sale of Concur Investment

(Millions)	Q4’14	Q4’13	Full Year 2014	Full Year 2013
GAAP Revenue Net of Interest	$9,107	$8,547	$34,292	$32,974
Global Business Travel (GBT) Revenue Net of Interest		(405)		(801)
Gain on Sale of Concur Investment	(719)		(719)
Adjusted Revenue Net of Interest Excluding GBT and Concur	8,388	8,142	33,573	32,173
FX44- Adjusted Revenue Net of Interest Excluding GBT and Concur		7,961		31,832

YoY% Inc/(Dec) in GAAP Revenue Net of Interest	7%		4%
YoY% Inc/(Dec) in Adjusted Revenue Net of Interest Excluding GBT and Concur	3%		4%
YoY% Inc/(Dec) in FX44 -Adjusted Revenue Net of Interest Excluding GBT and Concur	5%		5%

Note: This schedule adjusts for operating performance of Global Business Travel as reported in Q3’13 and Q4’13. It does not include other Global Business Travel-related items, including equity earnings from the joint venture and impacts related to a transition services agreement that will phase out over time.

44	See Note 2, page 1.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER AND FULL YEAR 2014 OVERVIEW
ANNEX 2

The following table presents a comparison of the Company's Tier 1 and Tier 1 common risk-based capital under Basel I rules, Tier 1 and common equity Tier 1 risk-based capital under Transitional Basel III rules, and estimated Tier 1 and common equity Tier 1 risk-based capital under Fully Phased-in Basel III rules, for purposes of calculating the estimated Tier 1 and common equity Tier 1 capital ratios and the supplementary leverage ratio under Fully Phased-in Basel III rules.

(Billions, except ratios)	Tier 1/ Tier 1 Common/ Common Equity Tier 1
Risk-Based Capital under Basel I	$17.6
Adjustments related to:
AOCI	(0.1)
Transition provisions for intangible assets	0.6
Deferred tax assets	0.1
Other	0.0
Risk-Based Capital under Transitional Basel III	18.2
Adjustments related to:
AOCI	(0.3)
Transition provisions for intangible assets	(0.7)
Deferred tax assets	(0.1)
Other	0.1
Estimated Risk-Based Capital under Fully Phased-In Basel III(a)	17.2

Risk-Weighted Assets under Basel I / Transitional Basel III	133.3
Estimated Risk-Weighted Assets under Fully Phased-In Basel III(a)(b)	134.3
Tier 1 Common ratio under Basel I Rule	12.7%
Common Equity Tier 1 ratio under Transitional Basel III Rule	13.1%
Estimated Common Equity Tier 1 ratio under Fully Phased-In Basel III Rule(a)(b)(c)	12.2%
Tier 1 Risk-based Capital Ratio under Basel I Rule	13.2%
Tier 1 Risk-based Capital Ratio under Basel III Transitional Rule	13.6%
Estimated Tier 1 Risk-based Capital Ratio under Fully Phased-In Basel III Rule(a)(b)(d)	12.8%
Total Assets	159.1
Estimated Total Assets for Supplementary Leverage Capital Purposes(a)(e)	183.1
Estimated Supplementary Leverage Ratio under Fully Phased-In Basel III Rule(a)(f)	9.4%

(a)	Estimated common equity Tier 1 capital, Tier 1 capital, risk-weighted assets and total assets for supplementary leverage capital purposes under the fully phased-in Basel III Rule reflect the Company’s current interpretation of the fully phased-in Basel III rules using the standardized approach. The estimated fully phased-in Basel III amounts could change in the future if the Company’s business changes.
(b)	Differences in the calculation of risk-weighted assets between Basel I/Basel III Transitional and fully phased-in Basel III include adjustments relating to the impact of the incremental risk weighting applied to deferred tax assets and significant investments in unconsolidated financial institutions, as well as exposures to past due accounts, equities and sovereigns.
(c)	The common equity Tier 1 capital ratio under the fully phased-in Basel III rule is calculated as common equity Tier 1 capital under fully phased-in Basel III rules divided by estimated risk-weighted assets under fully phased-in Basel III rules.
(d)	The Tier 1 risk-based capital ratio under the fully phased-in Basel III rule is calculated as Tier 1 risk-based capital under the fully phased-in Basel III rule divided by estimated risk-weighted assets under the fully-phased in Basel III rule.
(e)	Estimated total assets for supplementary leverage capital purposes under fully phased-in Basel III rules includes adjustments for Tier 1 capital deductions, off-balance sheet derivatives, undrawn unconditionally cancellable commitments and other off-balance sheet liabilities.
(f)	The fully phased-in Basel III supplementary leverage ratio is calculated by dividing fully phased-in Basel III Tier 1 capital by the Company’s estimated total assets for supplementary leverage capital purposes under the fully phased-in Basel III rule.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER AND FULL YEAR 2014 OVERVIEW
ANNEX 3
Calculation of Net Interest Yield on Card Member Loans
(Millions, except percentages and where indicated)	Q4’14	Q4’13	Full Year 2014	Full Year 2013
Net interest income	$1,424	$1,319	$5,472	$5,047
Exclude:
Interest expense not attributable to the Company's Card Member loan portfolio	250	279	1,019	1,181
Interest income not attributable to the Company's Card Member loan portfolio	(92)	(91)	(359)	(361)
Adjusted net interest income(a)	$1,582	$1,507	$6,132	$5,867
Average loans (billions)	$67.7	$64.4	66.0	62.8
Exclude:
Unamortized deferred card fees, net of direct acquisition costs of Card Member loans, and other (billions)	(0.2)	(0.2)	(0.2)	(0.3)
Adjusted average loans (billions)(b)	$67.5	$64.2	$65.8	$62.5
Net interest income divided by average loans(c)	8.4%	8.1%	8.3%	8.0%
Net interest yield on Card Member loans(d)	9.3%	9.3%	9.3%	9.3%

(a) Adjusted net interest income, a non-GAAP measure, represents net interest income allocated to the Company's Card Member loan portfolio excluding the impact of interest expense and interest income not attributable to the Company's Card Member loan portfolio. The Company believes adjusted net interest income is useful to investors because it is a component of net interest yield on Card Member loans.

(b) Adjusted average loans, a non-GAAP measure, represents average Card Member loans excluding the impact of deferred card fees, net of deferred direct acquisition costs of Card Member loans, and other. The Company believes adjusted average loans is useful to investors because it is a component of net interest yield on Card Member loans.

(c) This calculation includes elements of total interest income and total interest expense that are not attributable to the Card Member loan portfolio, and thus is not representative of net interest yield on Card Member loans. The calculation includes interest income and interest expense attributable to investment securities and other interest-bearing deposits as well as to Card Member loans, and interest expense attributable to other activities, including Card Member receivables.

(d) Net interest yield on Card Member loans, a non-GAAP measure, is computed by dividing adjusted net interest income by adjusted average loans, computed on an annualized basis. The calculation of net interest yield on Card Member loans includes interest that is deemed uncollectible. For all presentations of net interest yield on Card Member loans, reserves and net write-offs related to uncollectible interest are recorded through provisions for losses — Card Member loans; therefore, such reserves and net write-offs are not included in the net interest yield calculation. The Company believes net interest yield on Card Member loans is useful to investors because it provides a measure of profitability of the Company's Card Member loan portfolio.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER AND FULL YEAR 2014 OVERVIEW
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This supplement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The forward-looking statements, which address the Company’s expected business and financial performance, among other matters, contain words such as “believe,” “expect,” “estimate,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” and similar expressions.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  The Company undertakes no obligation to update or revise any forward-looking statements.  Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:
•	the ability to control operating expenses in 2015 and beyond, which will depend in part on unanticipated increases in significant categories of operating expenses, such as consulting or professional fees, compliance or regulatory-related costs and technology costs, the payment of monetary damages and penalties, disgorgement and restitution, the Company’s decision to increase or decrease discretionary operating expenses depending on overall business performance, the Company’s ability to achieve the expected benefits of the Company’s reengineering plans, which will be impacted by, among other things, the factors identified in the bullet below, the Company’s ability to balance expense control and investments in the business, the impact of changes in foreign currency exchange rates on costs and results, the impact of accounting changes and reclassifications, and the level of acquisition activity and related expenses;

•	the possibility of not achieving the expected timing and financial impact of the Company’s restructuring plans, which could be caused by factors such as the Company’s inability to mitigate the operational and other risks posed by planned staff reductions, the Company’s inability to develop and implement technology resources to realize cost savings, misestimating hiring needs and higher than expected redeployment rates;

•	the ability of the Company to meet its on-average and over-time growth targets for revenues net of interest expense, earnings per share and return on average equity, which will depend on factors such as the Company’s success in implementing its strategies and business initiatives including growing the Company’s share of overall spending, retaining and growing our partner relationships, increasing merchant coverage, enhancing its prepaid offerings, expanding the Global Network Services business and controlling expenses, and on factors outside management’s control including the willingness of Card Members to sustain spending, the effectiveness of marketing and loyalty programs, regulatory and market pressures on pricing, credit trends, currency and interest rate fluctuations, and changes in general economic conditions, such as GDP growth, consumer confidence, unemployment and the housing market;

•	the ability of the Company to meet its on-average and over-time objective to return 50 percent of capital generated to shareholders through dividends and share repurchases, which will depend on factors such as approval of the Company’s capital plans by its regulators, the amount the Company spends on acquisitions, the Company’s results of operations and capital needs in any given period, and the amount of shares issued by the Company to employees upon the exercise of options;

•	changes in the substantial and increasing worldwide competition in the payments industry, including competitive pressure that may impact the prices we charge merchants that accept our cards, competition for cobrand relationships and the success of marketing, promotion or rewards programs;

•	the impact of final laws and regulations, if any, arising from the European Commission’s legislative proposals covering a range of issues affecting the payments industry, which will depend on various factors, including, but not limited to, the issues presented and decisions made in the European legislative and regulatory processes addressing the proposed regulation of interchange fees and other practices related to card-based payment transactions, the amount of time these processes take to reach completion, and the actual pricing and other requirements ultimately adopted in the final laws and regulations in the European Union and its Member States;

AMERICAN EXPRESS COMPANY
FOURTH QUARTER AND FULL YEAR 2014 OVERVIEW

•	the possibility that the Company will not fully execute on its plans for OptBlue, including increasing merchant acceptance and offsetting decreases in the average discount rate with higher spend volume, which will depend in part on the success of OptBlue merchant acquirers in signing merchants to accept American Express, which could be impacted by the pricing set by the merchant acquirers and the value proposition offered to small merchants;

•	changes affecting the Company’s ability or desire to issue preferred shares during the first quarter of 2015, such as actions by bank regulatory agencies, capital needs, any reduction in the Company’s credit ratings, which could materially increase the cost and other terms of preferred shares, and market conditions, among other factors;

•	changes affecting the Company’s ability or desire to execute its share repurchase program, including repurchasing up to $1 billion of its common shares in the first quarter of 2015, such as actions by bank regulatory agencies, acquisitions, results of operations, capital needs and the amount of shares issued by the Company to employees upon the exercise of options, among other factors, which will significantly impact the potential decrease in the Company’s capital ratios;

•	the Company’s funding plan for the full year 2015 being implemented in a manner inconsistent with current expectations, which will depend on various factors such as future business growth, the impact of global economic, political and other events on market capacity, demand for securities offered by the Company, regulatory changes, ability to securitize and sell receivables and the performance of receivables previously sold in securitization transactions;

•	litigation, such as class actions or proceedings brought by governmental and regulatory agencies (including the lawsuit filed against us by the U.S. Department of Justice and certain state attorneys general), that could result in (i) the imposition of behavioral remedies against us or us voluntarily making certain changes to our business practices, the effects of which in either case could have a material adverse impact on our business; (ii) the imposition of substantial monetary damages and penalties, disgorgement and restitution; and/or (iii) damage to our global reputation and brand;

•	the potential failure of the U.S. Congress to renew legislation regarding the active financing exception to Subpart F of the Internal Revenue Code, which could increase the Company’s effective tax rate and have an adverse impact on net income; and

•	factors beyond the Company’s control such as changes in global economic and business conditions, including consumer and business spending, the availability and cost of capital, unemployment and political conditions, fire, power loss, disruptions in telecommunications, severe weather conditions, natural disasters, terrorism, cyber attacks or fraud, which could significantly affect spending on American Express cards, delinquency rates, loan balances and travel-related spending or disrupt the Company’s global network systems and ability to process transactions.

A further description of these uncertainties and other risks can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2014 and the Company’s other reports filed with the Securities and Exchange Commission.